Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-248996) pertaining to the Amended and Restated 2015 Equity Incentive Plan, 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Metacrine, Inc., and

(2)	Registration Statement (Form S-3 No. 333-260023) of Metacrine, Inc.;

of our report dated March 30, 2022, with respect to the consolidated financial statements of Metacrine, Inc., included in this Annual Report (Form 10-K) of Metacrine, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2022